UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 22, 2014

ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35813	98-0376008
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Hi-Tech Park 2/4 Givat Ram, PO Box 39098, Jerusalem, Israel	91390
(Address of Principal Executive Offices)	(Zip Code)

+972-2-566-0001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 22, 2014, Oramed Ltd. (the "Subsidiary"), a wholly-owned subsidiary of Oramed Pharmaceuticals Inc. (the "Company"), entered into a Clinical Research Organization Services Agreement with Integrium, LLC (“Integrium”) to retain Integrium as a clinical research organization, for the Subsidiary's planned upcoming Phase 2b clinical trial. The trial will be conducted under an Investigational New Drug application that was submitted to the U.S. Food and Drug Administration in April 2013 for the Phase 2a sub-study, and is designed to assess the safety and efficacy of ORMD-0801 on approximately 180 type 2 diabetic patients. The Subsidiary expects to start the trial in the fourth quarter of calendar year 2014 in the United States and to complete it in December 2015.

As consideration for its services, the Subsidiary will pay Integrium a total amount of up to $3.3 million that will be paid over the term of the engagement and based on the achievement of certain milestones.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name: Nadav Kidron
Title: President and CEO

July 23, 2014